FORM 8-K

        UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549


                            FORM 8-K
                         CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF
                              1934


                          June 1, 2000
        (Date of Report, date of earliest event reported)


                       Stage Stores, Inc.
     (Exact name of registrant as specified in its charter)


             Commission file number 001-14035



           DELAWARE                         76-0407711
(State or other jurisdiction of          (I.R.S. Employer
incorporation or organization)         Identifications No.)

  10201 Main Street, Houston,                 77025
             Texas                          (Zip Code)
(Address of principal executive
           offices)


                         (713) 667-5601
      (Registrant's telephone number, including area code)


                         Not Applicable
     (Former name or address, if changed since last report)


ITEM 3.  Bankruptcy or Receivership.

     The Company filed for protection under Chapter 11 of Title 11 of the United States Bankruptcy Code ("Chapter 11") on June 1, 2000 in the United States Bankruptcy Court for the Southern District of Texas ( the "Court"), Case No. 00-35078-H2-11. The Company has negotiated a $450.0 million debtor-in-possession financing agreement (the "DIP Financing") with a lender to finance the Company's working capital requirements during Chapter 11 reorganization proceedings. On June 2, 2000, the Court approved among other things, the proposed DIP Financing subject to certain conditions. Under the Court's Interim Order, the Court limited the amount available under the DIP Financing to $385.0 million pending a Final Order.

     Under Chapter 11, the Company will operate its business as debtor-in-possession, subject to the approval of the Bankruptcy Court for certain proposed actions. Additionally, one or more creditor committees will be formed and would have the right to review and object to any non-ordinary course of business transactions and participate in the formulation of any plan or plans of reorganization.


ITEM 5.  Other Events.

      On June 6, 2000, the New York Stock Exchange informed the Company that the trading of the Company's stock will be suspended immediately. Following the suspension, application will be made by the New York Stock Exchange to the Securities and Exchange Commission to delist the Company's stock.

     A  press  release regarding the Company announcing the  $450 million debtor-in-possession credit agreement and certain other matters was issued by the Company on June 7, 2000 and is attached hereto as Exhibit 99.1.


ITEM 7.  Financial Statements and Exhibits.

     (a)  Financial statements of business acquired.

       Not applicable.

     (b)  Pro forma financial information.

       Not applicable.

     (c)  Exhibits.

       99.1 Press release dated June 7, 2000 issued by the Company.




                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                        STAGE STORES, INC.

June 8, 2000                            /s/ Charles M. Sledge
 (Date)                                 Charles M. Sledge
                                        Senior VP Finance, Treasurer
                                         and Secretary